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                                  EXHIBIT 23.4




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 10, 1998 included in SEMCO Energy, Inc.'s Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this registration statement










                                              /s/ Arthur Andersen LLP


July 2, 1998
Detroit, Michigan















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                                  EXHIBIT 23.4







To   SEMCO Energy, Inc.:

         We are aware that SEMCO Energy, Inc. has incorporated by reference in this registration statement its Form 10-Q for the quarter ended March 31, 1998, which includes our report dated May 5, 1998, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our Firm or a report prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.



                                               /s/ Arthur Andersen LLP


July 2, 1998
Detroit, Michigan